Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

August 17, 2020

U.S. Well Services, Inc.

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to U.S. Well Services, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), on a registration statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”), for the offer and sale by the selling stockholders named in the Registration Statement, of (i) up to 71,590,910 shares (the “Conversion Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), issuable upon conversion of 22,050 shares of the Company’s Series B Redeemable Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), that were issued pursuant to the Purchase Agreement, dated as of March 31, 2020, by and among the Company and the purchasers party thereto, and (ii) 5,529,621 shares (the “Common Shares”) of Common Stock.

As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Second Amended and Restated Certificate of Incorporation of the Company, as amended to date; (c) the Amended and Restated Bylaws of the Company, as amended to date; (d) certain resolutions of the Board of Directors of the Company; (e) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; (f) such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions; and (ii) such statutes, including the General Corporation Law of the State of Delaware, and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not independently verified any factual matter relating to this opinion.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Based on the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that (i) when the Conversion Shares have been duly delivered upon conversion of any share of Series B Preferred Stock, in accordance with the terms of the Series B Preferred Stock or the instrument governing the Series B Preferred Stock providing for

U.S. Well Services, Inc.

August 17, 2020

such conversion, and for any additional consideration specified therein, which consideration (including any consideration paid for the Series B Preferred Stock), on a per-share basis, shall in either event not be less than the par value of the Common Stock, such Conversion Shares will be validly issued, fully paid and non-assessable, and (ii) the Common Shares have been validly issued and are fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Porter Hedges LLP

PORTER HEDGES LLP